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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197,
33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, and 333-38599) and on
Form S-3 (No. 33-60189) of our report dated February 28, 1997 (September 1, 1997 as to the effects of the spinoff described in the note on pages 24 and 25) appearing in this Form 8-K Report.

                                          DELOITTE & TOUCHE LLP

Saint Louis, Missouri
December 4, 1997

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